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                                  EXHIBIT 13(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this post-effective amendment No. 15 to the registration statement of The Travelers Timed Growth and Income Stock Account for Variable Annuities on Form N-3 (File Nos. 33-13052; 811-509o) of our reports dated February 15, 1999, on our audits of the financial statements of The Travelers Growth and Income Stock account for Variable Annuities, The Travelers Quality Bond Account for Variable Annuities, The Travelers Money Market Account for Variable Annuities, The Travelers Timed Growth and Income Stock Account for Variable Annuities, The Travelers Timed Short-Term Bond Account for Variable Annuities and The Travelers Timed Aggressive Stock Account for Variable Annuities, which reports are included in each applicable Annual Report for the year ended December 31, 1998 which are incorporated by reference in the post-effective amendment of the registration statement. We also consent to the reference to our Firm as experts under the headings "Independent Accountants" and "Condensed Financial Information" in the registration statement.



PRICEWATERHOUSECOOPERS LLP
Hartford, Connecticut
April 22, 1999